Edison Electric Institute Financial Conference November 11‐13, 2018

Management Representatives Susan Hardwick Dave Parker Aaron Musgrave Executive Vice  Director, Investor  Manager, Investor  President & CFO Relations Relations 2 Vectren | EEI Financial Conference | November 2018

Cautionary Statement All statements other than statements of historical fact are forward‐looking statements made in good faith by the company and are intended to qualify for the safe harbor from  liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s beliefs, as well as assumptions made by and  information currently available to management and include such words as “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”,  “goal”, “likely”, and similar expressions intended to identify forward‐looking statements.  Vectren cautions readers that the assumptions forming the basis for forward‐looking statements include many factors that are beyond Vectren’s ability to control or estimate  precisely and actual results could differ materially from those contained in this document.   Forward‐looking statements speak only as of the date on which our statement is  made, and we assume no duty to update them.  More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission,  including Vectren’s 2017 annual report on Form 10‐K filed on February 21, 2018. Vectren also uses non‐GAAP measures to describe its financial results. More information can be found in the Appendix related to the use of such measures. Dave Parker –Director, Investor Relations  d.parker@vectren.com 812‐491‐4135 Risks Related to the Merger Important factors that could cause actual results to differ materially from those indicated by the provided forward‐looking information include risks and uncertainties relating to: • The risk that CenterPoint or the Company may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or that required  governmental and regulatory approvals or agreements with other parties   interested therein may delay the proposed transaction or may be subject to or impose adverse  conditions or costs.  • The occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction or could otherwise cause the failure of the  proposed transaction to close. • The risk that a condition to the closing of the proposed transaction or the committed financing may not be satisfied. • The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the proposed transaction.  • The receipt of an unsolicited offer from another party to acquire assets or capital stock of the Company that could interfere with the proposed transaction. • The timing to consummate the proposed transaction. • The costs incurred to consummate the proposed transaction. • The possibility that the expected cost savings, synergies or other value creation from the proposed transaction will not be realized, or will not be realized within the expected  time period. • The risk that the companies may not realize fair values from properties that may be required to be sold in connection with the proposed transaction. • The credit ratings of the companies following the proposed transaction. • Disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers. • The diversion of management time and attention on the proposed transaction.  3 Vectren | EEI Financial Conference | November 2018

Cautionary Statement (Continued) Risks Related to the Company Important factors related to the Company, its affiliates, and its and their operations that could cause actual results to differ materially from those indicated by the provided  forward‐looking information include risks and uncertainties relating to: Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather‐related damage; unusual maintenance or repairs; unanticipated  changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation  problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or  availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. • New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety  regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal  combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these  regulations could substantially change the operation and nature of the Company’s utility operations. • Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, or physical attacks could adversely affect the Company's facilities,  operations, financial condition, results of operations, and reputation. • Cyber attacks or similar occurrences may adversely affect the Company's facilities, operations, corporate reputation, financial condition, and results of operations. • Approval and timely recovery of new capital investments related to the electric generation transition plan, discussed further herein, including timely approval to build and  own generation, ability to meet capacity requirements, ability to procure resources needed to build new generation at a reasonable cost, ability to appropriately estimate  costs of new generation, the effects of construction delays and cost overruns, ability to fully recover the investments made in retiring portions of the current generation  fleet, scarcity of resources and labor, and workforce retention, development and training. • Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy. • Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate‐setting  policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory‐related legislation by the IURC and/or PUCO and appellate  courts that review decisions issued by the agencies, and the frequency and timing of rate increases. • Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal  Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering  and processing, electric power supply; and similar entities with regulatory oversight. • Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations. • Economic conditions, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets;  volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business strategy on both gas and  electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating  expenses; and reductions in the value of investments. • Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest  expense. • Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities. • Direct or indirect effects on the Company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest  rates, and/or changes in market perceptions of the utility industry and other energy‐related industries. • The performance of projects undertaken by the Company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities,  including but not limited to, the Company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.   4 Vectren | EEI Financial Conference | November 2018

Cautionary Statement (Continued) Risks Related to the Company (continued) • Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received  under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit  plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost  to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of  projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including  changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction. • Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the  industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects;  risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees;  cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices  negatively impacting the economics of performance contracting business; and changing market conditions. • Employee or contractor workforce factors including changes in key executives, key business personnel, collective bargaining agreements with union employees, aging  workforce issues, work stoppages, or pandemic illness. • Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and  costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or  expense savings from such transactions. • Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving  compliance with federal and state laws and interpretations of these laws. 5 Vectren | EEI Financial Conference | November 2018

Q3 2018 Update 6 Vectren | EEI Financial Conference | November 2018

Consolidated Q3 and YTD 2018 Results

In millions, except per share amounts

	3 Months Ended Sep 30		9 Months Ended Sep 30	
	2018	2017	2018	2017
Utility Group	$ 33.0	$ 30.8	$ 132.8	$ 122.2
Nonutility Group				
Infrastructure Services (VISCO)	22.1	26.6	26.0	28.6
Energy Services (VESCO)	4.5	4.9	7.3	4.9
Other Businesses	(0.3)	(0.2)	(0.8)	(0.5)
Nonutility Group	26.3	31.3	32.5	33.0
Corporate and Other	(0.1)	(0.2)	(0.8)	(0.4)
Earnings - Excluding Reconciling Items and 179D	**$ 59.2**	**$ 61.9**	**$ 164.5**	**$ 154.8**
ProLiance Investment Impairment Charge	**-**	**-**	**(13.1)**	**-**
Merger-Related Costs	**(8.8)**	**-**	**(20.2)**	**-**
179D Benefit [1]	**-**	**-**	**4.9**	**-**
Earnings - Reported	**$ 50.4**	**$ 61.9**	**$ 136.1**	**$ 154.8**
Utility Group	$ 0.40	$ 0.37	$ 1.60	$ 1.47
Nonutility Group	0.32	0.38	0.39	0.40
Corporate and Other	(0.01)	-	(0.01)	-
EPS - Excluding Reconciling Items and 179D	**$ 0.71**	**$ 0.75**	**$ 1.98**	**$ 1.87**
ProLiance Investment Impairment Charge	**-**	**-**	**(0.16)**	**-**
Merger-Related Costs	**(0.10)**	**-**	**(0.24)**	**-**
179D Benefit [1]	**-**	**-**	**0.06**	**-**
EPS - Reported	**$ 0.61**	**$ 0.75**	**$ 1.64**	**$ 1.87**
Weighted Avg Shares Outstanding	83.1	83.0	83.1	83.0

1) *179D EPS benefit is excluded from 2018 EPS guidance and YTD EPS since the 179D tax benefit has not yet been extended beyond 2017 projects*

7 Vectren | EEI Financial Conference | November 2018

2018 Q3 & YTD Results and Highlights Infrastructure Investment Continues to Drive Long‐Term Growth Vectren Consolidated YTD EPS of $1.98, up $0.11 vs. 2017; Q3 EPS of $0.71 down  $0.04 in 2018 • YTD Utility EPS of $1.60, up $0.13 vs. 2017; Infrastructure investments continue to  fuel EPS growth – 2018 YTD EPS weather benefit of $0.09, mostly offset by increased depreciation related to  investments without accelerated recovery   • Nonutility EPS YTD down $0.01 vs. 2017 – YTD 2018 EPS was $0.39, down $0.01 from 2017 primarily reflecting the impact of VISCO’s  ~$200 million OH project in 2017, partially offset by lower effective corporate tax rate in  2018 Vectren YTD EPS Comparison $0.09 ($0.05) ($0.02) $0.11 ($0.04) $0.03 ($0.01) $1.98 Deprec. Weather Other $1.87 VISCO VESCO Corp./ YTD 2018,  Other Excluding  Infrastr.  Reconciling   YTD  Investment 2017  Items and  Utility Nonutility/Corp. & Other 179D 8 Vectren | EEI Financial Conference | November 2018

2018 Q3 and YTD Nonutility Results Demand for Services Remains Strong VISCO YTD EPS down $0.04 compared to 2017; EPS guidance lowered $0.05 to reflect  no large transmission projects to date • Lower results primarily reflect OH project completed in 2017, partially offset by benefit from  lower corporate tax rate; continued strong demand for pipe construction work – Backlog remains strong at $715M; In contract negotiations for ~$300M new transmission project to be  completed in 2019 • Lower corporate tax rate added ~$0.06 to EPS YTD vs. 2017; remainder of 2018 earnings will  benefit from reduced tax rate  VESCO YTD EPS up $0.03 from 2017 • Continued strong revenues and margins; lower tax rate added ~$0.02 to EPS YTD vs 2017 • Q3 2018 new contract signings of $93M vs. $64M in 2017; Sales funnel of nearly $370M at  9/30/18 remains strong VISCO Backlog VESCO  YTD Revenues In millions In millions $800 $755   $225 $211  Large  $715  $192  $193  $700 project  $625  $635  $635  $40M  $175 $600 $134  $500  $125 $93  $400  $75 Q3 '14 Q3 '15 Q3 '16 Q3 '17 Q3 '18 Q3 '14 YTD Q3 '15 YTD Q3 '16 YTD Q3 '17 YTD Q3 '18 YTD 9 Vectren | EEI Financial Conference | November 2018

Executing Our Plan 2018 EPS Guidance Affirmed; Segment Guidance Updated 2018 EPS Guidance 2017 Actual Utility $2.25 ‐ $2.30 $2.12 (1) Nonutility/Corp $0.55 ‐ $0.60 $0.48 Consolidated $2.80 ‐ $2.90 (1) $2.60 1) Guidance excludes merger‐related costs to be incurred in 2018 reflected at Corp.,  ProLiance investment impairment charge of $0.16 per share, and 179D retroactive  benefit of $0.06 per share related to 2017 projects Vectren YTD 2018 EPS; Bridge to 2018E (1) $0.09 $0.02 $2.85 $0.13 ($0.02) $0.03 Lower  VISCO /  Corporate VISCO /  2018E  $2.60 2018  Utility VESCO/ Tax Rate at  VESCO/ YTD Nonutility Midpoint Utility Other 2017  Other Actual Actual +$0.11 YTD 2018 Q4 2018E 10 Vectren | EEI Financial Conference | November 2018

Dividend Increased 6.7% in November 2018 59 Consecutive Years of Dividend Increases $2.00 2014 ‐ 2018 CAGR: 5.8% $1.80 $1.60 2000 ‐ 2013 $1.40 CAGR: 2.9% $1.20 $1.00 $0.80 Annualized dividend increased 6.7% to $1.92 per share in Nov. 2018 11 Vectren | EEI Financial Conference | November 2018

Merger Update

Vectren and CenterPoint Merger Combined Operations Over 7 million regulated utility  customers in 8 states Solid combined capital investment  plan of more than $2 billion per year  through 2022 Complementary businesses have a  combined footprint covering nearly  40 states CenterPoint Natural Gas Distribution Electric Transmission and Distribution and Natural Gas Distribution Vectren Natural Gas Distribution Gas & Electric Regulated Generation 13 Vectren | EEI Financial Conference | November 2018

Vectren, CenterPoint Merger Update Subject to closure of Indiana and Ohio informational dockets, continue to  anticipate merger closing will occur no later than Q1 of 2019  Informational filings were made in mid June in both IN and OH; State change of control  filings are not required  Indiana hearing held October 17 – Final briefs in Indiana to be filed December 21, 2018; Final order expected in early 2019 – OH commission hearing not anticipated; Final order expected in early 2019 • Integration work continues; Design phase began in September   Merger related accomplishments to date  FERC merger approval received October 5    Vectren shareholders approved proposed merger on August 28  Receipt of FCC final approvals on July 24 for the transfer of control of the Company’s  subsidiaries which hold radio licenses  Receipt of early termination of the waiting period under the Hart Scott Rodino Act on  June 26  14 Vectren | EEI Financial Conference | November 2018

Vectren Energy Delivery of Indiana– North (Gas) Vectren Energy Delivery of Indiana– South (Gas & Electric) Vectren Energy Delivery of Ohio (Gas) 1.2M Utility  Customers Utility Operations

Key Regulatory Initiatives Achieved

Execution Continues on our Utility Growth Strategies

✓ *Completed*
○ *In Progress*

Gas Infrastructure

- ✓ Work continues on ~$1.2 billion of approved IN/OH gas investments
- ✓ IN Commission approved our 7th semi-annual gas infrastructure filing

Grid Modernization

- ✓ Commission approved our 7-year grid modernization plan; supports ~$450M CapEx
- ✓ First semi-annual electric infrastr. filing approved

Generation Transition

- ✓ Final IRP comments rec'd; No significant issues
- ✓ RFP process completed
- ✓ Joint-ownership of 300MW unit with Alcoa extended through 2023
- ✓ CPCN filing for Generation Transition Plan made Feb 2018
- ○ Approval of CPCN & 50 MW universal solar – expected 1H2019

16 Vectren | EEI Financial Conference | November 2018

Significant Utility CapEx Drives Earnings Accelerated Rate Base Growth Enhances Long‐ and  Short‐Term EPS Performance Rate base CAGR of ~6% over the next 10 years; foundation for 5‐7% EPS  growth • Natural Gas ~7%, Electric ~5% 10‐Year CapEx of $6.5B 10‐Yr Rate Base CAGR: ~6% $7.1B Generation,  $1.3B $3.9B Electric  Natural Gas,  T&D, $1.1B $3.8B Utility  Shared,  2017 2027E $0.3B Utility Shared Electric Gas 17 Vectren | EEI Financial Conference | November 2018

Smart Energy Future – 10-Year CapEx Plan Overview

Expected Utility EPS CAGR of 5-7% Driven by 10-Year Investment Plans for Gas & Electric Businesses of $6.5 Billion



Gas Infrastructure:
~$3.8 billion of CapEx ('18-'27)



Electric Grid Modernization:
~$1.1 billion of CapEx ('18-'27)



Generation Transition:
~$1.3 billion of CapEx ('18-'27)

$ in millions		Forecast					5-Yr Total	10-Yr Total
Utility Cap Ex	2017A	2018E	2019E	2020E	2021E	2022E	**2018E-2022E**	**2018E-2027E**
Gas Utilities	$ 391	$ 365	$ 335	$ 340	$ 395	$ 410	**$ 1,845**	**$ 3,815**
Electric Utility	105	180	220	180	300	450	**1,330**	**2,350**
Utility Shared Assets & Other	58	45	40	40	40	65	**230**	**385**
Utility Consolidated	$ 554	$ 590	$ 595	$ 560	$ 735	$ 925	**$ 3,405**	**$ 6,550**
CapEx Recovered via Mechanisms/Deferral							**75%**	**75%**
Summary of Electric Investments (incl. in table above)								
Electric Grid Modernization							**$ 560**	**$ 1,100**
Generation Transition							**770**	**1,250**
Total Electric							**$ 1,330**	**$ 2,350**

		Forecast				
Utility Rate Base - Year-end*	2017A	2018E	2019E	2020E	2021E	2022E
Gas Utilities	$ 2,225	$ 2,475	$ 2,675	$ 2,875	$ 3,100	$ 3,325
Electric Utility	1,525	1,600	1,700	1,725	1,775	1,800
Utility Shared Assets & Other	200	225	250	250	250	300
Utility Consolidated	$ 3,950	$ 4,300	$ 4,625	$ 4,850	$ 5,125	$ 5,425

*Estimated year-end rate base amounts assuming normal retirements and Cap Ex forecast in table above; subject to standard Commission review and approval

18 Vectren | EEI Financial Conference | November 2018

Generation Transition Plan Aging Fleet Replaced By Efficient, Clean and Diverse Energy Sources  By 2024, carbon emissions to decline by 60%  Vectren’s Emissions Reductions  from 2005 levels as a result of Vectren’s  100% 80% proposed generation transition plan  60% 99% A total of 54 MWs of new renewable generation,  40% 90% 80% 20% 35% continued energy efficiency efforts and  0% retirement/exit of over 800 MWs of primarily  Sulfur Nitrogen Particulate Carbon Dioxide Oxide Matter Dioxide* coal‐fired generation *3‐year average reduction (2015‐2017) vs. 2005  Proposed Generation Transition Plan CO2 Emission Reductions Retire 50  Retire 20  Exit Warrick 4 JV,  Retire 580  MWs Nat  MWs Nat  150 MWs Coal MWs Coal  Gas Gen Gas Gen Gen Gen 2018 2019 2020 2021 2022 2023 Add 4 MWs Solar  Add 50 MWs  Culley 3  Add 800‐900 MW  and Battery  Universal Solar  Retrofit Complete CC Nat Gas Gen  Backup 2005 2017 2024 Energy Efficiency 2024: Filed Generation Transition Plan 19 Vectren | EEI Financial Conference | November 2018

Utility Regulatory Update

Generation Plan and Ohio Base Rate Case Moving Forward

- **Generation Transition Plan – Orders expected 1H 2019**
  - CPCN case filed w/ IN Comm. in February 2018
    - ✓ Hearing completed mid-October
    - Post-hearing filings schedule ends February 22, 2019; final order expected in 1H 2019
  - 50 MW Solar case filed w/ IN Comm. in May 2018; First Solar to build the 300-acre, 50 MW solar array
    - ✓ Settlement filed with IN Commission in October
    - Hearing set for November 19
- **Ohio Rate Case - Staff report received September 30**
  - Hearing begins December 4; Final order expected early 2019

Generation Transition Summary

- New 800-900 MW CCGT
  - Cost of ~$900M, including new gas pipeline. Construction begins late 2019, available to serve customers in 2023
- Additional 50 MW of Universal Solar Generation
  - Cost of ~$75 million; Construction begins 1H2019, in service in 2020
- $95M of environmental upgrades at F.B. Culley Unit 3, a 270 MW coal-fired unit


Key Activities
CPCN for Electric Supply Needs Filed w/ IN Commission Feb. 20, 2018
Application for 50 MW of Universal Solar filed in May 2018
Settlement filed w/ IN Commission for 50 MW Solar in Oct.2018
CPCN Hearing w/ IN Commission Held Mid-Oct.2018
Order for CPCN ~1H 2019
Base Rate Case Filed w/ OH Commission Mar. 30, 2018
Staff report for OH Rate Case Received Sep. 30
IN Merger Informational Hearing Held Oct. 17, 2018
OH Base Rate Case Order Likely in Early 2019
Order for 50 MW of Universal Solar ~1H 2019

20 Vectren | EEI Financial Conference | November 2018

Nonutility Energy  Infrastructure  Services Services (VESCO) (VISCO) Distribution  Performance  Pipeline  Contracting Construction Sustainable  Transmission  Infrastructure  Pipeline  Projects Construction Nonutility  Operations 21 Vectren | EEI Financial Conference | November 2018

Infrastructure Services (VISCO) Business Profile Minnesota Limited Miller Pipeline Miller Pipeline Transmission Distribution Water/Wastewater Pipeline construction and  Pipeline construction and  Pipeline construction and repair  maintenance in natural gas, oil,  maintenance in natural gas  in water and wastewater  and liquids industry distribution industry pipeline markets President –Ted Crowe, nearly 40  President –Kevin Miller, over 40  President –Chris Schuler, over  years industry experience years industry experience 30 years industry experience Seasoned management team Seasoned management team Seasoned management team Geographic focus: Midwest,  Geographic focus: Midwest,  Geographic focus: Midwest and  Northeast and Northern US Southern, Eastern and Western  Southern US Primary construction services – US  Primary services –water  mainline and gathering pipeline;  Primary construction services – pipeline construction;  compressor stations; pump  new mains and services;  wastewater rehab utilizing cured  stations; terminal work; tank  replacement mains and services;  in place pipe, fold in form pipe;  farms; pipeline maintenance;  external and internal joint  internal joint repair and  hydrostatic testing repair; vacuum excavation and  horizontal directional drilling horizontal directional drilling  22 Vectren | EEI Financial Conference | November 2018

VISCO Long‐Term Customer Relationships Long‐Term  Customers Long‐term customer  relationships are key  Relationship with top 10  distribution customers  averages ~20 years Reputation for high quality  construction work and  customer service Shared culture of  commitment to safety with  our customers Building on our history and  reputation, added several  significant new customers  over the past few years 23 Vectren | EEI Financial Conference | November 2018

Energy Services (VESCO)

Business Profile

Performance Contracting

- **Public & Federal Sectors**
  - Design and construction of efficiency projects where savings are used to finance the improvements
  - Excess savings often used to fund deferred maintenance projects
  - Solid reputation among customers for innovative solutions and quality work
- **Key Drivers**
  - Aging infrastructure
  - Need to reduce operating costs
  - Lack of capital budgets
  - Escalating electricity prices
  - Sustainability initiatives
  - Strong public policy support
  - Efficiency is the cheapest resource

Sustainable Infrastructure

- **Public, Private and Federal Sectors**
  - Design and construction of larger scale capital projects
  - Combined heat and power (CHP)
  - Anaerobic digesters, landfill gas and other renewable energy projects
  - Compressed natural gas (CNG) transportation fuel infrastructure
- **Key Drivers**
  - Prospect of increasing electric rates and stable natural gas prices
  - Desire for control of energy prices
  - Electric grid reliability concerns
  - Increasing environmental regulations (air, water, organic waste)
  - Advances in technology (microgrids, renewables, and storage)
  - Corporate and institutional sustainability initiatives

Operations & Maintenance

- **Public & Federal Sectors**
  - Focus on plants and projects built by VESCO – currently 13 locations; five under construction
  - Steam, electricity, chilled water and power conditioning
  - Accounts for approximately 20% of VESCO's work force
  - Contributes \$25M - \$30M of revenue annually; some recent large projects will add to this total in coming years
- **Key Drivers**
  - Customer convenience and risk reduction (focus on core business)
  - VESCO reduces risks associated with any savings or operations guarantees
  - Attractive recurring revenue stream
  - Fed projects often require long-term operations & maintenance agreements

24 Vectren | EEI Financial Conference | November 2018

VESCO Market Sectors and Customers • Municipalities • 26 UESC partners (util. energy service  contract), incl. 3 pending renewals  •Water and Wastewater Utilities • One of 21 DOE qualified ESCOs  •Electric and Gas Utilities • One of 15 USACE* qualified ESCOs (1)  • Solid Waste Authorities • Department of Energy • K‐12 Schools • Department of Defense • State Agencies • Department of Veterans Affairs • Colleges / Universities  Performance  Contracting • Department of Agriculture • Correctional Facilities • General Services Administration •Highway Departments • Utilities • Hospitals / Healthcare Public  Federal  Sector  Sector *      US Army Corps of Engineers (1) Awarded in 2015 after  undergoing a re‐compete  process.  Operations &  Sustainable  Maintenance Infrastructure • Department of Veterans Affairs • Municipalities • Department of Defense •Water and Wastewater Utilities • Colleges / Universities •Solid Waste Authorities • Colleges / Universities • Municipal Utilities • Hospitals / Healthcare • Hospitals / Healthcare • Commercial & Industrial • Federal 25 Vectren | EEI Financial Conference | November 2018

Appendix

Appendix Use of Non‐GAAP Performance Measures and Per  Share Measures Contribution to Vectren's EPS Per share earnings contributions of the Utility Group, Nonutility Group, and Corporate and Other are presented and are non‐GAAP  measures. Such per share amounts are based on the earnings contribution of each group included in the Company’s consolidated  results divided by the Company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups; instead they represent a direct equity interest in  the Company's assets and liabilities as a whole. These non‐GAAP measures are used by management to evaluate the performance  of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on  an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the Company’s basic average  shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding  each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group  are reconciled to the GAAP financial measure of basic EPS by combining the GAAP earnings per share of Utility Group, Nonutility  Group, and Corporate and Other. The non‐GAAP financial measures disclosed by the Company should not be considered a  substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in  accordance with GAAP. 27 Vectren | EEI Financial Conference | November 2018

Appendix

Reconciliation GAAP to non-GAAP Net Income and EPS

Results Excluding Reconciling Items

This presentation contains non-GAAP financial measures that exclude reconciling items in 2018, involving Merger- related costs and the equity investment impairment charge. Management uses net income and earnings per share (EPS), excluding reconciling items activity, to evaluate its results. Management believes analyzing underlying and ongoing business trends is aided by the removal of these reconciling items and the rationale for using such non-GAAP measures is that the Company would not expect these items to be indicative of ongoing operations. Management believes this presentation provides the best representation of the overall results and certain components of the financial statements for ongoing operations. A material limitation associated with the use of these measures is that measures excluding reconciling items does not include all activity recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018			
(In millions, except EPS)	GAAP Measure	Merger-Related Costs	Equity Investment Impairment Charge	Non-GAAP Measure	GAAP Measure	Merger-Related Costs	Equity Investment Impairment Charge	Non-GAAP Measure
Net Income and EPS by Segment								
Consolidated								
Net Income	$ 50.4	$ 8.8	$ —	$ 59.2	$ 136.1	$ 20.2	$ 13.1	$ 169.4
Basic EPS	$ 0.61	$ 0.10	$ —	$ 0.71	$ 1.64	$ 0.24	$ 0.16	$ 2.04
Nonutility Group								
Net Income	$ 26.3	$ —	$ —	$ 26.3	$ 24.3	$ —	$ 13.1	$ 37.4
Basic EPS	$ 0.32	$ —	$ —	$ 0.32	$ 0.29	$ —	$ 0.16	$ 0.45
Corp & Other								
Net Income (Loss)	$ (8.9)	$ 8.8	$ —	$ (0.1)	$ (21.0)	$ 20.2	$ —	$ (0.8)
Basic EPS	$ (0.11)	$ 0.10	$ —	$ (0.01)	$ (0.25)	$ 0.24	$ —	$ (0.01)

28 Vectren | EEI Financial Conference | November 2018

Appendix

Regulatory Activity Planned in the Future

Indiana
Gas Utilities

- No base rate cases expected to be filed until 2020 as required at end of 7-year infrastructure plan
- Last Base Rate Case Decision:
  - South – Aug. 2007; Allowed ROE 10.15%
  - North – Feb. 2008; Allowed ROE 10.2%
- Estimated Rate Base (12/31/2017)
  - South - $0.3B
  - North - $1.3B

Indiana
Electric Utility

- No base rate cases expected to be filed until 2023 as required at end of 7-year infrastructure plan
- Last Base Rate Case Decision: May 2011; Allowed ROE: 10.4%
- Estimated Rate Base (12/31/2017): $1.4B

Other
Shared Assets & FERC

- Estimated plant balance for Utility Shared Assets (12/31/2017): $0.2
- Estimated FERC Electric Transmission Rate Base (12/31/2017): $0.1B

Ohio
Gas Utility

- Base rate case filing made March 30, 2018; coincides with end of 5-year extension of the Distribution Replacement Rider (DRR)
- Key components of case:
  - ROE of 10.75%; rate base of $0.6B, 51% equity; cost of service review
  - Tax reform benefit returned to customers
  - Annual revenue increase request (net) of $34M, primarily from roll in of DRR and deferrals; minimal impact to net income; avg. bill increase of ~$7/mo. (resid.)
  - Extension of DRR
  - Staff report received; Hearing set for December 4
- Last Base Rate Case Decision: Jan. 2009; Currently allowed ROE: 10.6% *(Black box settlement)*

Note: Estimated Rate Base amounts reflect net investment since last rate case decisions

29 Vectren | EEI Financial Conference | November 2018

Appendix Favorable Utility Environments Constructive Regulatory and Legislative Environments in  Indiana & Ohio Support Required Capital Investment Gas Electric IN-South IN-North Ohio IN-South Infrastructure Investment Recovery (1)  Infrastructure Recovery of Federal Mandates Under SB 251   Environmental CapEx Recovery Under SB 29  Non-DRR CapEx Deferral Under House Bill 95  Decoupling or Lost Margin Recovery   Margin Straight Fixed Variable Rate Design  Normal Temperature Adjustment  Gas Cost and Fuel Cost Recovery  Unaccounted for Gas  Costs Bad Debt Expense  DSM/Energy Efficiency/MISO Transmission Costs   DRR: Distribution Replacement Rider DSM: Demand Side Management (1) Under SB 560 in Indiana; Under DRR in Ohio 30 Vectren | EEI Financial Conference | November 2018

Appendix

Utility

Metrics

$ in millions	2018E [1] Guidance Midpoint	2017 [2]	2016	2015	2014	2013
Gross Margin	$ 939	$ 939	$ 928	$ 901	$ 899	$ 868
O&M - Non-Pass thru [3]	288	281	279	278	292	282
O&M - Pass thru	70	52	56	60	62	48
Depreciation & Amortization	249	235	219	209	203	196
Other Taxes	63	56	58	57	60	57
Interest	81	73	70	66	67	65
Other Income	36	30	27	18	16	7
Income Taxes	35	96	99	88	83	85
Net Income	189	176	174	161	148	142
Earnings Per Share	**$ 2.28**	**$ 2.12**	**$ 2.10**	**$ 1.95**	**$ 1.80**	**$ 1.72**

Footnotes:
1) 2018 guidance reflects the lower corporate income tax rate
2) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation
3) 2018 O&M impacted by the timing of power plant maintenance expenses

- Long-term customer growth expectations: Gas, 0.5-1.0%; Electric, 0.5-0.7%
- Continue to control costs through continuous improvement efforts
  - Targeting long-term CAGR of <1% for non-pass-thru O&M
  - Some annual variability, including planned electric generation maintenance and performance-based compensation

31 Vectren | EEI Financial Conference | November 2018

Appendix

Infrastructure Services (VISCO)

Metrics (5)

$ in millions	2018E (4) Guidance Midpoint	2017 (3)(6)	2016 (2)	2015	2014	2013	2012	2011 (5)	2010
Gross Revenue	$ 950	$996.1	$813.3	$843.3	$779.0	$783.5	$663.6	$421.3	$235.6
Gross Margin %	14.0%	13.0%	14.0%	14.5%	17.5%	18.0%	18.0%	14.0%	9.0%
EBITDA (1)	110	102.8	93.6	109.2	118.6	122.0	98.2	47.9	17.8
Depreciation & Amortization (2)	40	39.7	38.2	44.5	36.2	28.8	20.7	14.9	8.8
Earnings From Operations (1)	70	66.0	56.2	67.1	82.6	92.8	77.8	36.6	9.7
Interest	13	13.1	12.5	15.3	10.2	9.9	7.4	7.2	3.2
Net Income (1)	41	32.3	25.0	29.7	43.1	49.0	40.5	14.9	3.1
Earnings Per Share (1,4)	**$ 0.49**	**$ 0.39**	**$ 0.30**	**$ 0.36**	**$ 0.52**	**$ 0.60**	**$ 0.49**	**$ 0.18**	**$ 0.04**
Ending Backlog		$ 725	$ 725	$ 665	$ 625	$ 535	$ 380	N/A	N/A
Blanket		*480*	*435*	*475*	*500*	*460*	*280*		
Bid		*245*	*290*	*190*	*125*	*75*	*100*		

Footnotes:

1) After allocations

2) Lower D&A beginning in 2016 due to adjustments of depreciable lives; lower D&A is being reflected in bidding

3) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation

4) 2018 guidance reflects $0.08 of expected EPS benefit due to lower corporate income tax rate

5) Acquired Minnesota Limited, Inc. March 31, 2011; multi-year metrics provided to show impact of MLI acquisition

6) 2017 includes a ~$200 million Ohio pipeline project

32 Vectren | EEI Financial Conference | November 2018

Appendix

Energy Services (VESCO)

Metrics

$ in millions	2018E [5] Guidance Midpoint	2017 [4]	2016	2015	2014	2013
Revenue	$ 300	$ 281.8	$ 260.0	$ 199.9	$ 129.8	$ 91.3
Gross Margin as % of Revenue	24%	24%	24%	22%	24%	27%
EBITDA [1]	17	15.1	13.3	3.5	(5.9)	(8.7)
Interest	1	0.5	1.8	1.2	1.2	0.5
179D Tax Deductions [2]	-	-	5.5	6.1	3.7	6.4
Net Income / (Loss) [1]	10	10.7	12.5	7.3	(3.2)	1.0
Earnings Per Share [1,5]	**$ 0.12**	**$ 0.13**	**$ 0.15**	**$ 0.09**	**$ (0.04)**	**$ 0.01**
Ending Backlog [3]	$ 215	$ 180	$ 234	$ 226	$ 144	$ 72
New Contracts [3]	$ 300	$ 201	$ 239	$ 258	$ 189	$ 86

Footnotes:

1) After allocations

2) 179D tax law expired in 2016, but in Feb. '18 was retroactively extended one year thru 2017; 2018E EPS at VVC level, net of related expenses, benefits $4.9M or $0.06 per share from the extension; excluded from 2018 guidance metrics

3) Represents signed construction contracts; does not include multi-year O&M agreements

4) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation

5) 2018 guidance reflects $0.02 of expected EPS benefit due to lower corporate income tax rate

33 Vectren | EEI Financial Conference | November 2018